ASSET PURCHASE AGREEMENT           EXHIBIT 10.15

      AGREEMENT dated as of July 18th, 2005, (herein, together with the Exhibits attached hereto and the Lists to be delivered pursuant hereto referred to as the "Agreement") by and among Lakeland Industries, Inc, a Delaware corporation ("Parent"), Mifflin Valley, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Buyer"), Mifflin Valley Inc, a Pennsylvania corporation ("Seller") and Michael Gallen ("Shareholder").

      In reliance upon the representations and warranties made herein and in consideration of the mutual agreements herein contained, Buyer and Parent, on the one hand, and Seller and the Shareholder, on the other hand, hereby agree as follows:

      1.  Transfer  of  Business,  Properties  and Assets of Seller and  Certain
          -----------------------------------------------
Related Matters.

          (a) Sale and Transfer of Business,  Properties and Assets.  Subject to
              -----------------------------------------------------
the terms and conditions of this Agreement, and in reliance on the representations, warranties, undertakings (including the Undertaking, as hereinafter defined) and agreements of Buyer and Parent made or deemed to be made hereunder, and in consideration of the purchase by Buyer described below and the Undertaking by Buyer, Seller hereby agrees to sell, transfer, convey, assign and deliver to Buyer at the Closing all of its then existing business, properties and assets, as a going concern, including, without limitation, the properties, assets and other rights referred to in the bill of sale (the "Bill of Sale") in the form of Exhibit A hereto, but excluding the Excluded Assets (such business, properties, assets and other rights of Seller to be purchased and sold hereunder being hereinafter referred to as the "Purchased Assets"). As used in this Agreement, the term Excluded Assets shall mean those assets listed on Exhibit B hereto.

          (b)  Purchase  Price.  Subject  to the  terms and  conditions  of this
               ---------------
Agreement, and in reliance on the representations, warranties, undertakings and agreements of Seller made or deemed to be made hereunder, and in consideration of such sale, conveyance, transfer, assignment and delivery, Buyer agrees:

          (i) To pay to Seller an amount equal to $1,580,000.00 (being hereinafter referred to as the "Initial Purchase Price").

          (ii) Except as expressly provided for herein, to undertake, assume and agree to perform and otherwise pay, satisfy and discharge in accordance with their respective terms, and to indemnify and hold Seller harmless with respect to, all of the debts, liabilities and obligations of Seller specified in the undertaking to be executed by Buyer and delivered to Seller at the closing provided for in Section 2 hereof (herein called the "Closing" and the date of which is herein called the "Closing Date") substantially in the form attached hereto as Exhibit C (the "Undertaking"). As used herein, the term "Accounts Receivable" shall mean the aggregate amount of accounts receivable of Seller, determined in accordance with generally accepted accounting principles consistently applied throughout the period involved.

          (iii) June 30, 2005, is hereinafter referred to as the "Effective Date". A Balance Sheet as of June 30, 2005 (the "Audited Effective Date Balance Sheet") and the Profit & Loss Statement for the period from January 1, 2005, to the Effective Date of the Seller (the "2005 Interim P&L") are both to be prepared pursuant to Generally Accepted Accounting Principles (GAAP) as applied in the United States. The Audited Effective Date Balance Sheet shall be audited by Holtz Rubenstein Reminick, LLP, the cost of which shall be borne by Buyer. Based on the Audited Effective Date Balance Sheet, the Initial Purchase Price shall be adjusted to determine a Final Purchase Price, the ("Final Purchase Price") as set forth herein, the cost of which shall be borne by Buyer.

          (iv) The Final Purchase Price shall be determined by the amount reflected as Shareholder Equity on the Audited Effective Date Balance Sheet. An adjustment to the Initial

Purchase Price shall be made should such Shareholder Equity be greater or less than $600,000 (the "Adjustment"), which Adjustment shall be paid within 10 business days of receipt of the Audited Effective Date Balance Sheet, except as provided for in Section 1(b)(vi) herein. The Adjustment shall be computed as follows: should the Shareholder Equity as reflected on the Audited Effective Date Balance Sheet be less than $600,000, the Seller shall pay the difference to the Buyer; Should the Shareholder Equity be greater than $600,000, the Buyer shall pay the difference to the Seller.

          (v) An amount of $75,000 shall be reserved (the "Reserve") at Closing in an escrow account that shall be applied towards indemnifying Buyer against any breach by Seller of its representations and warranties set forth in this Agreement. The escrow shall be set up by Buyer and Seller. The Reserve shall be liquidated and paid to Seller as follows: 50% six months after the date of the Closing and the balance one year following the closing. In the case any item shall be charged to this Reserve, Seller shall be given notice and the opportunity to contest and correct or resolve the item.

          (vi) In the event either Buyer or Seller in good faith, believes that the Audited Effective Date Balance Sheet has not been prepared in accordance with GAAP or is otherwise erroneous, such party shall have 10 business days from the receipt of the Audited Effective Date Balance Sheet in which to appeal. In such case, the parties shall engage a second independent CPA firm, acceptable to both sides, to opine on the item or items in dispute. Both parties will be bound by the opinion of such second CPA firm, with the fees of such firm to be paid by the side ruled unsuccessful in the appeal.

          (vii) Seller's  accounts  receivable  and inventory.  The net value of
                ---------------------------------------------
Seller's Account Receivable and Inventory shall be reflected on the Audited Effective Date Balance Sheet after deduction for appropriate reserves as mutually agreed to reflect uncollectible and aged accounts receivable and to reflect obsolete and slow-moving inventory, it being agreed that inventories will be stated on Seller's books at the lower of cost (determined in accordance with customary inventory pricing practices and procedures for Seller utilizing Seller's standard cost system but also in compliance with GAAP as applied in the United States) or market.

          (c)  Allocation of Purchase  Price.  The Purchase  Price  described in
               -----------------------------
Section 1(b) above will be initially allocated pursuant to the assets and liabilities as reflected on the Audited Effective Date Balance Sheet; $61,000.00 then shall be allocated to Seller's and the Shareholder' agreement not to compete with the business transferred to Buyer as set forth in Section 13 hereof. Buyer and Parent, on the one hand, and Seller, on the other hand, represent, warrant, and agree that such allocation was determined through arm's length negotiations. Buyer and Parent, on the one hand, and Seller, on the other hand, each agrees that it will adopt and utilize the amounts allocated to each asset or class of assets described in the immediately preceding sentence for purposes of all federal, state and other income tax returns filed by it and that it will not voluntarily take any position inconsistent therewith upon examination of any such tax return, in any claim, in any litigation or otherwise with respect to such income tax returns. Notwithstanding any other provision of this Agreement, the foregoing representation, warranty and agreement shall survive the Closing Date without limitation.

          (d) Payment of Purchase Price.  At the Closing,  Buyer will deliver to
              -------------------------
Seller a check drawn against immediately available funds in an amount equal to $1,505,000.00, pursuant to the amount determined under Section 1(b). The remainder of the Initial Purchase Price, $75,000, shall be paid by Buyer at Closing but held in escrow pursuant to Section 1(b)(v). The Adjustment, pursuant to the Audited Effective Date Balance Sheet, subject to adjustment as provided in Section 1(b)(vi), shall be paid after the Closing pursuant to Section 1(b)(vi). The Reserve shall be liquidated pursuant to Section 1(b)(v).

          (e) Instruments of Conveyance, Transfer, Assumption, Etc. Seller shall
              ----------------------------------------------------
properly execute and deliver to Buyer at the Closing: (i) the Bill of Sale; (ii) assignments and consents to assignments, in form reasonably satisfactory to Buyer with respect to each of the contracts and other agreements and rights to be assigned to Buyer hereunder which require for such assignment the consent or waiver of any third party [and as to which Buyer shall have requested the obtaining of such consent or waiver]; and (iii) a lease otherwise reasonably satisfactory in form and substance to counsel for Buyer and Parent to the real property being leased hereunder in accordance with Section 4(i).

          Simultaneously with the Closing, Seller shall take all steps requisite to put Buyer in actual possession and operating control of the Purchased Assets, including, without limitation, disclosure to such persons as Buyer and Parent may designate of Seller's trade secrets, formulae and other proprietary information pertaining to the business of Seller.

          Buyer shall properly execute and deliver the Undertaking to Seller at the Closing.

          Seller and Buyer shall each properly execute and deliver to the other at the Closing the following additional documents, each dated the Closing Date (all of which, together with this Agreement, the Bill of Sale, and the Undertaking, are hereinafter sometimes referred to as the "Agreements"):

          (f) Further Assurances. At the Closing and from time to time after the
              ------------------
Closing, (i) at the request of Buyer and without further consideration, Seller shall promptly execute and deliver to Buyer such certificates and other instruments of sale, conveyance, assignment and transfer, and take such other action, as may reasonably be required by Buyer more effectively to confirm any obligation assumed by Buyer pursuant to the Undertaking and to sell, convey, assign and transfer to and vest in Buyer or to put Buyer in possession of the Purchased Assets and (ii) at the request of Seller and without further consideration, Buyer shall promptly execute and deliver to Seller such certificates and other instruments, of assumption, and take such other action, as may reasonably be required by Seller more effectively to confirm and carry out the assumption by Buyer of the obligations of Seller assumed by Buyer pursuant to the Undertaking.

      2.  Closing.  The Closing of the  transactions  provided  for in Section 1
          -------
hereof will take place at the offices of Kozloff Stoudt or at such other place, time as may be agreed upon by Buyer, Parent and Seller, on August 1, 2005, unless extended by mutual agreement of both Buyer and Seller.

      3.  Termination.  Anything  contained in this Agreement other than in this
          -----------
Section 3 to the contrary notwithstanding, this Agreement may be terminated prior to the Closing Date

          (a) by mutual consent in writing of Buyer and Parent, on the one hand, and Seller, on the other hand, or

          (b) by Buyer, Parent or Seller if, due to causes beyond the control of any of the parties to this Agreement, the Closing does not occur on August 1, 2005, or on or before such later date as may be agreed upon in writing by the parties hereto.

          Termination pursuant to this Section 3 shall be without liability of any kind on the part of either party hereto, and in such event each party shall bear and pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

      4.  Representations  and Warranties by Seller and the Shareholder.  Seller
          -------------------------------------------------------------
and the Shareholder represent and warrant jointly and not severally that:

          (a) To the best knowledge of Seller and Shareholder, Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has all power and authority to carry on its business as now being conducted and to own its properties and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which its failure to qualify would have a materially adverse effect on the business, financial condition, operations or prospects of Seller.

          (b) Seller has full corporate power and authority to enter into each of the Agreements to the extent it is a party thereto and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of each of the Agreements to which Seller is a party have been duly authorized by all requisite corporate action; each of the Agreements to which Seller is a party has been duly executed and delivered by Seller and (assuming due execution and delivery by the other party thereto) constitutes a valid and binding obligation of Seller, enforceable in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect.

          (c) The instruments of conveyance and transfer to be executed by Seller and delivered to Buyer at the Closing will be valid in accordance with their terms and effective to assign, transfer and convey to Buyer at the Closing all of the then existing business of Seller and properties, assets and other rights of Seller used in its business, including such title as is specified in Sections 4(h) and 4(i), but excluding the Excluded Assets.

          (d) Seller is not a party to, subject to or bound by any agreement or any judgment, award, order, writ, injunction or decree of any court, governmental body or arbitrator which would conflict with or be breached by the execution, delivery or performance by Seller of this Agreement or which could prevent the carrying out of this Agreement.

          (e) Except as disclosed on Lists 10 and 11, neither Seller nor any of the properties, assets and other rights referred to in the Bill of Sale is a party to, subject to or bound by any agreement or any judgment, award, order, writ, injunction or decree of any court or of any governmental body or of any arbitrator which could prevent the use by Buyer of the properties, assets and other rights referred to in the Bill of Sale or materially adversely affect the conduct by Buyer of the business of Seller, in each case in accordance with present practices, after the Closing Date or which, by operation of law, or pursuant to its terms, would be breached, terminate, lapse, or be subject to termination upon the consummation of the transactions contemplated herein absent the consent or other action of any third party or agency.

          (f) Except as disclosed on List 10, there is no action, suit or governmental, administrative, arbitration or regulatory proceeding or investigation pending or, to the best of Seller's knowledge, threatened against or relating to Seller which could have a materially adverse effect on its business, financial condition, operations or prospects, the Purchased Assets or the transactions contemplated by this Agreement.

          (g) To the best knowledge of Seller and Shareholder, Seller (A) has delivered to Buyer complete, correct and detailed lists, in form and substance reasonably acceptable to Buyer, as of the date of this Agreement, specifying with respect to the business, properties, assets and obligations of the Seller each and every material item in the following categories referred to below, and
(B) has delivered, or shall deliver as part of the due diligence process, to Buyer true and complete copies of the documents and other materials that underlie such lists:

          (i) List 1 -  presently  outstanding  written  contracts,  agreements,
              ------
commitments  and bids  (other than those  included in List 4);  written and oral
                                                      ------
leases (other than leases disclosed in List 8); security  deposits under leases;
                                       ------
licenses; franchises; dealership, service, agency and other agreements which, in each case, involve the receipt or payment of more than $2,500; and, with respect to each item in each category referred to above, a specification as to whether the consent of any third person or agency is required for the effective assignment thereof;

          (ii)  List  2  -  machinery,   equipment,   tools,  dies,   furniture,
                -------
furnishings, leasehold improvements, vehicles, buildings and other tangible physical assets and fixtures and the location of such (other than items in any of the foregoing categories having a value of not more than $500 in the aggregate);

          (iii) List 3 - (A) the policies of insurance presently in force (other
                ------
than those  required  to be set forth in List 4) and,  without  restricting  the
                                         ------
generality  of  the  foregoing,  those  covering  Seller's  public  and  product liability and its personnel, properties, buildings, machinery, equipment, furniture, fixtures and operations, specifying with respect to each such policy, the name of the insurer, type of coverage, term of policy, limits of liability and annual premium, (B) Seller's premiums and losses, by year, by type of coverage, for the past five years based on information received from Seller's insurance carrier(s), (C) all outstanding insurance claims by Seller for damage to or loss of its property or income which have been referred to insurers or which Seller believes to be covered by commercial insurance, (D) general comprehensive liability policies carried by Seller for the past five years, including excess liability policies, and (E) any agreements, arrangements or commitments under which Seller indemnifies any other person (with the exception of any obligation arising in connection with lease, purchase or sale transactions arising in the ordinary course of Seller's business) in which the maximum exposure exceeds $1,000 or pursuant to which Seller is required to carry insurance for the benefit of any other person;

          (iv) List 4 - names,  current  annual  compensation  rates  (including
               ------
bonuses and commissions), accrued bonus, accrued sick leave and accrued severance pay of all present salaried employees of Seller; aggregate accrued vacation pay; the current base salary rate of each of such individuals; employment, managerial, advisory or consulting agreements and confidentiality or other agreements protecting proprietary processes, formulae or information; copies of all pension, profit-sharing, thrift, or other retirement plans, employee stock ownership plans, deferred compensation, stock ownership, stock purchase, performance share, individual or group bonus or other deferred or incentive plans, severance plans, hospitalization, insurance, vacation, death benefit, collective bargaining, union or other employee association agreements, or other similar plans in each case covering employees of Seller and as amended to date, and all amendments thereto prior to the Closing Date, agreements, arrangements, commitments or understandings providing for any employee benefit, the latest annual report (on Form 5500, if applicable) for each plan, the most recent actuarial valuations with respect to all defined benefit plans, copies of all Internal Revenue Service determination letters regarding such plans, all such reports, actuarial valuations and determination letters as may be made, received or issued prior to the Closing Date, the annual cost of each such plan or arrangement and a summary description with respect to the funding of each such welfare benefit plan or arrangement; all other contracts and relationships with or with respect to, and all other obligations or liabilities with any employee (or other individual with whom Seller has a business relationship) of Seller; and all disclosures required by Section 4(m) hereof;

          (v)  List  5  -  individual  refundable  deposits,  prepaid  expenses,
               -------
deferred charges and "other assets" in excess of $200;

          (vi) List 6 - all loans or  advances  made by Seller to any  person in
               ------
excess of $100 except (A) normal travel advances or other reasonable expense advances to an officer or employee of Seller, or (B) pursuant to normal business dealings with the customers of Seller;

          (vii) List 7 - liens, encumbrances,  charges, restrictions, claims and
                ------
security interests with respect to the business, assets and property to be transferred hereunder which do not constitute real property;

          (viii)  List 8 - each and every  parcel of real  property  or interest
                  ------
therein owned in whole or in part by Seller or held for the benefit of Seller under a title-holding agreement or held under a lease; and complete and correct copies of each and every of the following, if any, in the possession of Seller will be made available for review by Buyer: (A) title reports, title binders, survey documents and data affording information or opinions with respect to, certifying to, or evidencing the extent, current title, title history, title marketability, use, possession, restriction or regulation, if any (governmental or otherwise), and compliance with applicable laws, of (x) the real property or
(y) any estate or interest in (or in the nature of) real property or in a land or building lease or chattel real; (B) deed or title-holding or trust agreements, if any, under which any of the parcels may have been conveyed to Seller or under which the same may be held for the benefit of Seller; and (C) leases; except as noted in such list, all such buildings, structures, leasehold improvements and the equipment therein currently are used by or useful to Seller in the ordinary course of business and, except as so noted and except for normal wear and tear, there are no material defects with respect thereto which would impair the day-to-day use by Buyer of any such buildings, structures, leasehold improvements or equipment or which would subject Buyer to material liability under applicable law;

          (ix) List 9 - except  for any  Excluded  Assets  listed on  Exhibit B,
               ------
trademark registrations and applications and notices of infringement therefor, service mark registrations (which list shall include but not be limited to indications of length of use of each trade and service mark as well as identification of product(s) on which each trade and service mark is used, and registration numbers, registration and renewal dates, affidavit of use filings), patents and patent applications, copyrights, and applications therefor (including information as to expiration dates of all the foregoing where applicable) presently owned, in whole or in part, by Seller and used or useful in Seller's business; and all trademark licenses, service mark licenses, copyright licenses, royalty agreements, patent licenses, assignments, grants and contracts with employees or others relating in whole or in part to disclosure, assignment, registering or patenting of any trademarks, service marks, copyrights, inventions, discoveries, improvements, processes, formulae, trade secrets or other know-how and used or useful in Seller's business. To the best of Seller's knowledge, except as noted in such list: (i) the foregoing trademarks, service marks, copyrights, licenses, assignments, grants, agreements and contracts are valid; (ii) the foregoing trademark registrations, service mark registrations, copyright registrations and patents have been duly issued and have not been cancelled, abandoned or otherwise terminated; (iii) the foregoing trademark applications, service mark applications, copyright applications and patent applications have been duly filed; (iv) Seller is not in default under any of the foregoing licenses or agreements other than defaults, if any, which will not result in any material loss or liability; and (v) all such licenses and agreements are binding in accordance with their terms;

          (x) List 10 - all litigation,  governmental or regulatory proceedings,
              -------
investigations or labor disputes pending or to the best of Seller's knowledge, threatened against Seller, the officers or directors of Seller as such officers or directors, or any of the business, assets or properties of Seller to be transferred pursuant hereto or to which Seller or its officers or directors as such officers or directors, is a party, as plaintiff, defendant or otherwise; and

          (xi) List 11 - all  federal,  state,  local and  foreign  governmental
               -------
licenses and permits necessary in the conduct of Seller's business; each jurisdiction in which the nature of the business of Seller requires Seller to qualify to do business as a foreign corporation; all federal, state, local and foreign governmental or judicial consents, orders, decrees and other compliance agreements under which Seller is operating or bound; all reports of inspection of Seller's businesses and properties from January 1, 2002 to the date hereof under all applicable federal, state and local health and safety laws and regulations; and copies of all of the foregoing and correspondence relating thereto.

          (xii) List 12 - Seller will  provide a schedule  to Buyer  listing all
                -------
distributions of cash to Seller or Shareholder of Seller other than payment of wages and salary made from

January 1, 2005 until the Closing Date; such schedule shall be provided to Buyer no later than the day prior to closing.

          (xiii) List 13 - Seller will  provide a schedule  listing all items of
                -------
the machinery, tools, equipment and other tangible physical assets to be transferred by Seller hereunder (other than items of inventory) which are NOT in good working order, normal wear and tear excepted, are NOT being used or are NOT useful in the business of Seller at its present level of activity and are NOT in an operating condition sufficient to conduct the business of Seller substantially as now being conducted.

          (h) Except as disclosed on List 7, Seller has title to the properties, assets and other rights referred to in the Bill of Sale and that do not constitute real property, free and clear of all liens and encumbrances other than a security interest in favor of Sovereign Bank which will be released or discharged at Closing.

          (i) Except for, (A) such imperfections of title which do not materially affect the use or value thereof, (B) liens of current taxes not yet delinquent or being contested in good faith, and (C) except as may be described in List 8 hereto, Seller has good and marketable title to the properties constituting real property to be transferred to Buyer hereunder.

          (j) Seller has heretofore furnished Buyer with copies of (i) unaudited balance sheets as at, and statements of earnings for each of Seller's three prior fiscal years ended, respectively, December 31, 2004, December 31, 2003, and December 31, 2002; (ii) an unaudited balance sheet and statement of earnings for Seller's fiscal quarter ended March 31, 2005; and (iii) an unaudited balance sheet as of April 30, 2005 and an unaudited statement of earnings for Seller's four fiscal months ended April 30, 2005. To the best knowledge of Seller and Shareholder, the foregoing financial statements present fairly the financial condition of Seller at such dates and the results of its operations for the periods then ended.

          (k) To the best knowledge of Seller and Shareholder, Seller has made and will make available for inspection by Buyer all books of account with respect to the conduct of its business. Seller has heretofore furnished Buyer with copies of its Federal and state tax returns for the years ended December 31, 2004, 2003 and 2002.

          (1) Seller has filed (or has obtained extensions of the time by which it is required to file) all United States federal income tax returns and all other federal, state and local tax returns required to be filed by it and has paid all taxes shown due on the returns so filed as well as all other taxes, assessments and governmental charges which have become due, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

          (m) with regard to those plans listed on List 4 which are employee pension benefit plans within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Pension Plans") and employee welfare benefit plans within the meaning of Section 3(1) of ERISA ("Welfare Plans") and except as set forth in List 4:

          (i) Seller has in all respects performed all obligations required to be performed by it under, is not in default under, is not in violation of, and has no knowledge of any default or violations by any other party to, any of the Pension Plans and Welfare Plans (hereinafter, collectively, the "Seller's Employee Plans") which obligations, defaults or violations are material to the financial condition, results of operations, business or prospects of Seller.

          (ii) None of the Seller's Employee Plans which cover or covered employees of Seller, nor any trust created thereunder, nor any trustee or administrator thereof, nor any "party in interest" nor any "disqualified person" with respect thereto, has engaged in one or more "prohibited transactions" as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject such Seller's Employee Plans, or any of them, or Seller or any such trust or any trustee or administrator thereof, or any party dealing with such Seller's Employee Plans or any such trust, or any of the employees of Seller to a tax or penalty on prohibited transactions imposed by said Section 4975 of the Code or Section 502(i) of ERISA which, singly or in the aggregate, are material to the financial condition, results of operations, business or prospects of Seller.

          (iii) No judicial proceedings have been initiated to terminate any Pension Plans subject to Title IV of ERISA which cover or covered employees of Seller or any of the trusts related thereto; nor have there been any "Reportable Events", as that term is defined in Section 4043 of ERISA and the regulations thereunder, with respect to such plans. (The foregoing representation is to be made as of a date five days prior to the Closing Date with regard to the existence of a "Reportable Event" described in Section 4043(b)(3) of ERISA.)

          (iv) Seller has not incurred, nor has it any reason to expect to incur, any liability to the Pension Benefit Guaranty Corporation which would be material to the financial condition, results of operations, business or prospects of Seller.

          (v) There are no actions, suits or claims pending (other than routine claims for benefits in the ordinary course), or, to the knowledge of Seller, threatened and Seller has no reason to expect any such actions, suits or claims (other than routine claims for benefits in the ordinary course) to arise against any of Seller's Employee Plans or against the assets of any such Plan which actions, suits or claims might, singly or in the aggregate, materially and adversely affect the financial condition, results of operations, business or prospects of Seller.

          (vi) There are not and will not as of the Closing Date be any liens encumbrances, charges, claims or security interests with respect to the Purchased Assets, and any additions thereto or improvements thereon, arising out of any liabilities in connection with any of Seller's Employee Plans.

          (vii) As of the Closing Date, all participants in the Pension Plans who become employees of Buyer shall be 100 percent vested in their full accrued benefits through the Closing Date under such plans and either (A) annuity contracts shall be purchased on behalf of and distributed to each participant in such Pension Plans which will provide for the payment of such accrued benefit or
(B) to the extent permitted by law and such Pension Plans, cash in an amount equal to such accrued benefit shall be distributed to each such participant.

          (viii) Since September 1, 1974, Seller has not contributed to a multi-employer plan within the meaning of Section 3(37) of ERISA covering employees of the Seller.

          (n) To the best of Seller's knowledge and except as disclosed on List 9, none of the processes currently used by Seller with respect to the business, properties and assets to be transferred hereunder or any of its properties or products contracted or sold by Seller with respect thereto, or trademarks, trade names, labels or other marks or copyrights used by Seller with respect thereto, materially infringe the patent, industrial property, trademark, trade name, label, other mark, right or copyright of any other person or entity, and Seller has not received any notice of adverse claim by any third party with respect thereto. Seller has license agreements in force to the extent necessary to permit its full use of all of the processes used by it with respect to the business, properties and assets to be transferred hereunder and to permit such operations and sales in accordance with its present and planned practices.

          (o) Except as specifically disclosed in writing by Seller to Buyer or Buyer's independent certified public accountants and reflected in the calculation of the Inventory Amount, Seller's inventories of raw materials, in-process and finished products being transferred hereunder conform in all respects with Seller's applicable specifications and warranties and are not obsolete; all in-process and finished products in such inventories have been produced in compliance with

Seller's applicable quality control procedures and all finished products in such inventories are merchantable and are fit for the purpose intended; and all information furnished to the independent certified public accountants and other representatives of Buyer for the purpose of determining the Inventory Amount under Section 15 is complete and correct.

          (p) Except as disclosed in List 13 as described in Section 4(g)(xiii) above, the machinery, tools, equipment and other tangible physical assets to be transferred by Seller hereunder (other than items of inventory) are in good working order, normal wear and tear excepted, are being used or are useful in the business of Seller at its present level of activity and are in an operating condition sufficient to conduct the business of Seller substantially as now being conducted.

          (q) Since December 31, 2004, there has been no material adverse change in the financial condition, assets, liabilities (contingent or otherwise), results of operations, business or business prospects of Seller. Seller has conducted its business in the normal course of business: since December 31, 2004 there have been no unusual arrangements with customers or vendors, no dividends to shareholder other than reasonable amounts to pay actual and estimated taxes, and no additional borrowing over the amount outstanding as of December 31, 2004. Notwithstanding the foregoing, Seller has the right to distribute cash in such manner as Seller shall determine prior to the Closing Date; and has or shall provide a schedule to Buyer listing each such cash distribution no later than the day prior to closing.

          (r) Vacation pay accrued for employees of Seller as of June 30, 2005, is estimated to total approximately Eleven Thousand Four Hundred Three and 76/100 Dollars ($11,403.76). This estimate was determined as follows: Vacation pay for Seller's employee population as of May 18, 2005, was computed for the period ending June 30, 2005. From this total, vacation earned and paid prior to May 18, 2005, and vacation days requested by employees and committed to be honored by management of Seller and paid prior to June 30, 2005, were subtracted from vacation pay. The resulting total does not account for new hires or terminated employees vacation entitlement between May 18, 2005, and June 30, 2005.

          (s) No representation or warranty by Seller or the Shareholder contained in this Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement or otherwise furnished to Buyer in connection with the transactions contemplated hereby, whether heretofore furnished to Buyer or hereafter required to be furnished to Buyer, is, or will be when furnished, inaccurate, incomplete, misleading or untrue in any material respect.

      5.  Representations  and Warranties by Buyer and Parent.  Buyer and Parent
          ---------------------------------------------------
each represent and warrant that:

          (a) Buyer and Parent are duly organized and validly existing corporations in good standing under the laws of the State of Delaware, and Buyer is qualified to do business as a foreign corporation and is in good standing in the State of Pennsylvania.

          (b) Buyer and Parent each has full corporate power and authority to enter into each of the Agreements to the extent it is a party thereto and to consummate the transactions contemplated hereby; the execution, delivery and performance by each of Buyer and Parent of each of the Agreements to which it is a party have been duly authorized by all requisite corporate action on the part of Buyer and Parent; each of the Agreements to which it is a party has been duly executed and. delivered by Buyer or Parent, as the case may be, and (assuming due execution and delivery by Seller of those Agreements to which it is a party) constitutes a valid and binding obligation of Buyer or Parent, as the case may be, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect.

          (c) The Undertaking executed and delivered to Seller by Buyer at the Closing is valid in accordance with its terms and is effective to provide, as between Buyer and Seller, for the assumption by Buyer of all of the obligations and liabilities of Seller specified therein which are valid and binding obligations and liabilities of Seller.

          (d) Neither Buyer nor Parent is a party to, subject to or bound by any material agreement or any judgment, award, order, writ, injunction, or decree of any court, governmental body or arbitrator which would conflict with or be breached by the execution, delivery or performance by it of this Agreement or which could prevent the carrying out of this Agreement.

          (e) There is no action, suit or governmental, administrative, arbitration or regulatory proceeding or investigation pending or, to the best of Buyer's and Parent's knowledge, threatened against or relating to Buyer or Parent which could have a materially adverse effect on the transactions contemplated by this Agreement.

      6. Conditions Precedent to Obligations of Buyer. Buyer need not consummate
         --------------------------------------------
the transactions contemplated by this Agreement unless the following conditions shall be fulfilled:

          (a) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be reasonably satisfactory in form and substance to Christopher J. Ryan and/or Harold Poster, counsels for Buyer.

          (b) Except for changes in the ordinary course of business or as otherwise contemplated or permitted by this Agreement, the representations and warranties of Seller and the Shareholder contained herein or in any certificate or document delivered to Buyer and/or Parent pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects; Seller shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date; and Buyer and Parent shall have been furnished with certificates of appropriate officers of Seller dated as of the Closing Date certifying to the fulfillment of the foregoing conditions.

          (c) Buyer and Parent shall have been furnished with an opinion dated as of the Closing Date of Kozloff Stoudt, counsel for Seller, to the effect that, under the laws of the Commonwealth of Pennsylvania:

          (i) Seller is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and to the best of such counsel's knowledge, has all power and authority to carryon its business as now being conducted and to own its properties;

          (ii) Seller has full corporate power and authority to enter into each of the Agreements to the extent it is a party thereto and to consummate the transactions contemplated hereby and thereby; the execution, delivery and performance by Seller of the Agreements to which it is a party have been duly authorized by all requisite corporate action on the part of Seller; each of the Agreements to which it is a party have been duly executed and delivered by Seller and except as provided in such opinion (assuming due execution and delivery by the other party thereto) constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, and other laws affecting creditors' rights generally from time to time in effect and general principles of equity;

          (iii) the instruments of conveyance and transfer executed by Seller and delivered to Buyer at the Closing have been duly authorized and executed by Seller and are valid in accordance with their terms and effective to assign, transfer and convey to Buyer at the Closing all of the Purchased Assets;

          (iv) to the best of such counsel's knowledge and to the extent that any of the following would materially and adversely affect the business of Seller, neither Seller nor any of the properties, assets and other rights referred to in the Bill of Sale is subject to or bound by any agreement or any judgment, award, order, writ, injunction or decree of any court or of any governmental body or of any arbitrator to which Seller is a party or which specifically refers to Seller and notice of which has been delivered to Seller which could prevent the use by Buyer of the properties, assets and other rights referred to in the Bill of Sale or the conduct by Buyer of the business of Seller, in each case in accordance with present practices, after the Closing Date or which, by operation of law, or pursuant to its terms, would be breached, terminate, lapse, or be subject to termination upon the consummation of the transactions contemplated herein absent the consent or other action of any third person or agency; and

          (v) except as provided in such opinion, counsel does not know of any action, suit or governmental, administrative, arbitration or regulatory proceeding or investigation pending or threatened against or relating to Seller.

In rendering the foregoing opinions, Kozloff Stoudt may rely upon information and certificates provided by one or more officers of Seller and of certificates provided by public officials and such opinions shall be subject to such conditions and limitations as Kozloff Stoudt may proscribe.

          (d) No action, suit or proceeding before any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against Buyer or Seller or Parent or any of the principals, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking material damages in connection with any such transactions.

          (e) All consents of third parties including, without limitation, governmental authorities and self-regulatory agencies, and all filings with and notifications of governmental authorities, regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the business of Seller or Buyer or Parent, necessary on the part of Seller or Buyer or Parent, or their respective subsidiaries or affiliates, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and to permit the continued operation of the respective businesses of Seller and Buyer and their respective subsidiaries in substantially the same manner after the Closing Date as theretofore conducted, other than routine post-closing notifications or filings, shall have been obtained or effected.

          (f) All consents required for the assignment of all contracts, patents, trademarks, copyrights and other intangibles and other agreements necessary for the continued operation of the business of Seller after the Closing Date on substantially the same basis as presently operated shall have been obtained.

          (g) The employment agreement executed and delivered by Michael Gallen shall be in full force and effect and there shall not have occurred any default or repudiation thereof.

          (h) Individuals holding not less than one hundred percent (100%) of the voting stock of Seller shall have executed this Agreement.

      7.  Conditions  Precedent  to  Obligations  of  Seller.  Seller  need  not
          --------------------------------------------------
consummate the transactions contemplated hereby unless the following conditions shall be fulfilled:

          (a) All proceedings taken in connection with the transactions contemplated herein and all instruments and documents required in connection therewith or incident thereto shall be reasonably satisfactory in form and substance to Kozloff Stoudt, counsel for Seller.

          (b) Except for changes in the ordinary course of business or as otherwise contemplated or permitted by this Agreement, the representations and warranties of Buyer and Parent contained herein or in any certificate or document delivered to Seller pursuant hereto shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects; Buyer and Parent shall have performed and complied in all material respects with all agreements and, conditions required by this Agreement to be performed or complied with by them prior to or at the Closing Date; and Seller shall have been furnished with certificates of appropriate officers of Buyer and Parent dated as of the Closing Date certifying to the fulfillment of the foregoing conditions.

          (c) Seller shall have been furnished with an opinion dated as of the Closing Date of counsel for Buyer and Parent, to the effect that:

          (i) Buyer and Parent are duly organized and validly existing corporations in good standing under the laws of the State of Delaware, and Buyer is qualified to do business as a foreign corporation and is in good standing in the State of Pennsylvania.

          (ii) Buyer and Parent each has full corporate power and authority to enter into each of the Agreements to the extent it is a party thereto and to consummate the transactions contemplated hereby and thereby; the execution, delivery and performance by each of Buyer and Parent of the Agreements to which it is a party have been duly authorized by all requisite corporate action on the part of Buyer and Parent; each of the Agreements to which it is a party has been duly executed and delivered by Buyer and Parent, as the case may be, and (assuming due execution and delivery by Seller of those Agreements to which it is a party) constitutes a valid and binding obligation of Buyer and Parent, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting creditors' rights generally from time to time in effect and general principles of equity;

          (iii) the Undertaking executed and delivered to Seller by Buyer at the Closing is valid in accordance with its terms and is effective to provide, as between Buyer and Seller, for the assumption by Buyer of all of the obligations and liabilities of Seller specified therein which are valid and binding obligations and liabilities of Seller; and

          (iv) Except as may be specified by said counsel, they do not know of any action, suit or governmental, administrative, arbitration or regulatory proceeding or investigation pending or threatened against or relating to Buyer or Parent which could have a materially adverse impact on the transactions contemplated by this Agreement.

In  rendering  such  opinion,   counsel  to  Buyer  and  Parent  may  rely  upon
certificates of one or more officers of Buyer or of public officials as to factual matters.

          (d) No action, suit, or proceeding before any court or governmental or regulatory authority shall be pending, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against Buyer or Parent or any of its officers or directors seeking to restrain, prevent, or change the transactions contemplated hereby or questioning the legality or validity of any such transactions or seeking material damages in connection with any such transactions.

          (e) All consents of third parties including, without limitation, governmental authorities and self-regulatory agencies, and all filings with and notifications of governmental authorities, regulatory agencies (including non-governmental self-regulatory agencies) or other entities which regulate the business of Buyer or Parent, necessary on the part of Buyer or Parent, or their respective subsidiaries or affiliates, to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, other than routine post-closing notifications or filings, shall have been obtained or effected.

      8.  Indemnification  by  Seller  and  the  Shareholder.   Seller  and  the
          --------------------------------------------------
Shareholder hereby agree jointly and not severally to defend, indemnify and hold harmless Buyer and Parent and each of their respective successors, assigns and affiliates from and against any and all costs, liabilities and damages to the extent they result from:

          (a) any and all: (i) material misrepresentations or material breaches of warranty, agreement or undertaking hereunder on the part of Seller; and (ii) material failures by Seller to perform or otherwise fulfill any undertaking or other agreement or obligation hereunder;

          (b) all liabilities of Seller not specifically assumed by Buyer pursuant to its Undertaking, including, without limitation, (i) all liabilities and expenses (including attorneys' fees and disbursements) incurred by Buyer and/or Parent resulting from the parties' failure to comply with the Bulk Transfer Statutes of Pennsylvania, as amended, at 43 P.S. ss.788.3, 72 P.S. ss.1403(a), and 72 P.S. ss.7240, and (ii) all expenses incurred by Buyer and/or Parent in respect of taxes to the extent owed by Seller covering any period prior to the Effective Date; unless such costs, liabilities, damages or expenses arise by reason of Buyer's failure to fully observe and perform its duties and obligations under the Undertaking;

          (c) any and all actions, suits, proceedings, claims, liabilities, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing which are subject to such indemnification;

provided, however, that in no event shall Seller or the Shareholder have any duty to defend, indemnify or hold harmless on account of any cost, liability, loss, damage or expense to the extent that such cost, liability, loss, damage or expense arises out of or is caused by any act or omission of Parent or Buyer or any of their respective shareholder, directors, officers, agents, employees or representatives; and provided further, however, that if any claim, liability, demand, assessments action, suit or proceeding shall be asserted against Buyer and/or Parent or any of their respective successors or assigns in respect of which Buyer and/or Parent proposes to demand indemnification, Buyer and/or Parent shall immediately notify Seller thereof in writing. Subject to rights of or duties to any insurer or other third person having liability therefor, Seller or the Shareholder (or the insurer of either) shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such claim, demand, liability, assessment, action, suit or proceeding, including, at its own expense, employment of counsel reasonably satisfactory to Buyer and Parent; provided, however, that if Seller shall have exercised its right to assume such control, Buyer and/or Parent may, in its sole discretion, employ counsel to represent it (in addition to counsel employed by Seller, and in the latter case, at the sole expense of Buyer and Parent) in any such matter, and in such event counsel selected by Seller shall be required to cooperate with such counsel of Buyer and/or Parent in such defense, compromise or settlement; and provided further, however, that Seller's and Shareholder's obligation to defend, indemnify, or hold harmless under this Section 8 shall accrue only if and to the extent the aggregate of all such losses, damages, deficiencies, debts, liabilities, costs and expenses arising under this Agreement exceeds $5,000 and, except as otherwise provided in Section 12, occurs within two (2) years after the Closing.

          The rights of Buyer and Parent pursuant to this Section 8 shall constitute the sole and exclusive right and remedy of Buyer and Parent with respect to any breach, violation or default by Seller or the Shareholder arising out of any of the Agreements or the transactions contemplated thereby.

      9.  Indemnification by Buyer and Parent. Buyer and Parent agree to defend,
          -----------------------------------
indemnify and hold harmless Seller and the Shareholder and each of their respective successors, assigns and affiliates from and against any and all costs, liabilities and damages resulting from:

          (a) any and all losses, damages or deficiencies resulting from any and all: (i) material misrepresentations or material breaches of warranty, agreement or undertaking hereunder on the part of Buyer and/or Parent; and (ii) material failures by Buyer and/or Parent to perform or otherwise fulfill any undertaking or agreement or obligation hereunder;

          (b) all liabilities of Seller specifically assumed by Buyer pursuant to the Undertaking;

          (c) all liabilities, losses or damages directly or indirectly resulting from the sale of any product of or by, or the providing of any services by, Seller (including, without limitation, with respect to product recalls, warranty claims and product liability claims, whether claims for damages; injuries to persons or damage to property); and

          (d) any and all actions, suits, proceedings, claims, liabilities, demands, assessments, judgments, costs and expenses, including reasonable attorneys' fees, incident to any of the foregoing or such indemnification;

provided, however, that if any claim, liability, demand, assessment, action, suit or proceeding shall be asserted against Seller or any of its successors or assigns in respect of which it proposes to demand indemnification, Seller shall immediately notify Buyer (with a copy to Parent) thereof in writing. Subject to rights of or duties to any insurer or other third person having liability therefor, Buyer shall have the right promptly upon receipt of such notice to assume the control of the defense, compromise or settlement of any such claim, demand, liability, assessment, action, suit or proceeding, including, at its own expense, employment or counsel reasonably satisfactory to Seller; provided, however, that if Buyer shall have exercised its right to assume such control, Seller may, in its sole discretion, employ counsel to represent it (in addition to counsel employed by Buyer, and in the latter case, at Seller's sole expense) in any such matter, and in such event counsel selected by Buyer shall be required to cooperate with such counsel of Seller in such defense, compromise or settlement; and provided further, however, that except as provided in the final sentence of this Section 9, Buyer's and Parent's obligation to indemnify under this Section 9 shall accrue only if and to the extent that the aggregate of all such losses, damages, deficiencies, debts, liabilities, costs and expenses arising under this Agreement exceeds $5,000 and, except as otherwise provided in
Section 12, occurs within two (2) years after the Closing. Notwithstanding anything to the contrary, the duty of Parent and Buyer to pay the Initial
Purchase Price, the Final Purchase Price, the liabilities set forth in the Undertaking, and all other amounts set forth or referred to in any of the Agreements shall be absolute and shall not be subject to the $5,000.00 limitation set forth in the preceding sentence.

      10. Product Liability Matters
          -------------------------

          (a) For purposes of this Section, the following terms shall have the following definitions:

          (i) "Coverage Period" means the period of time beginning as of June 30, 2005, and ending as of August 1, 2010.

          (ii) "Product Liability Matters" shall mean any matters arising in whole or in part out of the manufacture, production or sale at any time of any product by Seller, including without limitation, product recalls, returns, warranty claims, claims of product defect, claims of negligence and product liability claims, whether or not the sale of such products shall have occurred prior to, on or after the Effective Date.

          (iii) "Product Liability Policies" shall mean insurance policies pertaining to Product Liability Matters.

          (b) Seller shall maintain in full force and effect all Product Liability Policies which Seller maintained as of June 30, 2005, through the respective policy expiration dates. Buyer shall reimburse Seller for the pro rata portion of all insurance premiums applicable to such Product Liability Policies for the period of time from June 30, 2005, through the respective policy expiration dates.

          (c) Seller shall indemnify Buyer and Parent solely to the extent that Seller has coverage under any Product Liability Policies for all loss, damage, cost and expense, including without limitation reasonable attorneys' fees, suffered or incurred by Buyer or Parent with respect to Product Liability Matters. Notwithstanding anything to the contrary, the liability of Seller and Shareholder arising out of the duty of indemnification set forth in this Subsection (c). shall not extend to any of the assets of Seller or Shareholder.

          (d) At their sole cost and expense, throughout the Coverage Period, Buyer and Parent shall maintain Product Liability Policies on an occurrence basis naming Seller and Shareholder as insureds, such Product Liability Policies to be in amount, form and substance and with insurance companies reasonably satisfactory to Seller and Shareholder. Upon request from time to time but at least no less than annually, Buyer and Parent shall provide Seller and Shareholder with evidence of such coverage as Seller and Shareholder shall reasonably require.

          (e) Buyer and Parent shall defend, indemnify and hold harmless Seller and Shareholder from any and all loss, damage, cost and expense, including without limitation deductibles, self-insured retention amounts, and reasonable attorneys' fees, suffered or incurred by Seller or Shareholder by reason of any Product Liability Matters, to the extent that Seller and Shareholder are not subject to a defense and indemnification under the Product Liability Policy referred to in Subsection b. of this Section.

      11. Expenses and Finder's Fees.  Seller will bear the expenses incurred by
          --------------------------
Seller in connection with this Agreement and its performance and Buyer and Parent will bear the expenses incurred by them. Seller, on the one hand, and Buyer and Parent, on the other hand, each represent and warrant to the other that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller directly with Buyer and Parent and in such a manner as not to give rise to any valid claims against Seller or Buyer or Parent for a brokerage commission, finder's fee or other like payment. Seller represents and warrants to Buyer and Parent that neither Seller nor any officer or director of Seller knows of any broker or finder having any connection with this Agreement or the transactions contemplated hereby; Buyer and Parent represent and warrant to Seller that neither Buyer nor Parent nor any officer or director of Buyer or Parent knows of any broker or finder having any connection with this Agreement or the transactions contemplated hereby.

      12.  Survival  of  Representations  and  Warranties.  Except as  otherwise
           ----------------------------------------------
provided in this Agreement, the respective representations, warranties, covenants and agreements of Seller and the Shareholder and of Buyer and Parent contained or deemed to be contained herein shall survive the Closing Date for two (2) years, except for:

          (a) Any item as to which, within such two (2) year period, Buyer and/or Parent, under Section 8, or Seller and the Shareholder, under Section 9, shall have in good faith asserted a bona fide claim in writing against the other party or parties, which claim shall identify with reasonable specificity the basis of the claim;

          (b) Buyer's obligation, and Parent's obligation to cause Buyer to pay or perform assumed liabilities or obligations pursuant to the Undertaking, which terminates when such liabilities or obligations have been paid or performed, as the case may be;

          (c) Any representation, warranty, covenant or agreement on the part of Seller relating to taxes owing by Seller, including liens attaching to any of the Purchased Assets as a result of the failure to pay taxes, which shall extend for a period equal to the applicable statute of limitations;

          (d) Any representation, warranty, covenant, agreement, duty or obligation on the part of Buyer and Parent referred to in Section 9(c) of this Agreement or referred to in Section 10 of this Agreement, which shall extend forever;

          (e) The agreements relating to transfer taxes under Section 17(1).

      13. Covenant Against Competition.  (a) As a further inducement to Buyer to
          ----------------------------
purchase the assets of Seller hereunder, Seller and the Shareholder agree jointly and not severally that (except to the extent otherwise provided in subsection (b) hereof) for the period from the Closing Date through the two (2) year anniversary of the Closing Date:

          (i) Seller and the Shareholder will not in any way, directly or indirectly, own, manage, operate or control any enterprise which engages in, or otherwise carries on, any business activity in competition with the business of Seller transferred to Buyer as of the Closing Date in any geographic area (including, without limitation, North, Central and South America) in which products of Seller are sold or are offered for sale by Buyer; Seller and the Shareholder recognize that the offer and sale of the products of Seller will be worldwide in scope in that Buyer will directly advertise and solicit business from customers wherever they may be found;

          (ii) Neither Seller nor the Shareholder will at any time disclose to other than Buyer or any of Buyer's affiliates, or use, any proprietary information relating to Seller, whether or not such information is embodied in writing or other physical form, except for any such proprietary information which is or becomes publicly available through no fault of Seller or the Shareholder, in which case Seller or the Principal Shareholder may disclose to the extent required by applicable law. For purposes of this Agreement, the phrase "proprietary information" means all information which is known only to an employee, former employee or consultant of or other person in a confidential relationship with Seller or any of its affiliates and which relates to specific technical matters concerning Seller, such as, without limiting the generality of the foregoing, devices, formulae, components, patterns or materials or machines for manufacturing, testing, building or product development, sales or financing procedures or methods of Seller or any of its affiliates or which relates to specific business matters concerning Seller such as, without limiting the generality of the foregoing, the identity of suppliers, customers or contractors of Seller or its affiliates;

          (iii) Seller and the Shareholder recognize that all documents and objects containing or reflecting any proprietary information relating to Seller, whether developed by Seller or by someone else for Seller or any of its affiliates, will be after the Closing Date the respective exclusive property of Buyer or of such of its affiliates, as the case may be; and

          (iv) Neither Seller nor the Shareholder will recruit any employees who accept employment with Buyer who were formerly employed by Seller, except with the consent of Buyer, which shall not be unreasonably withheld.

          (b) In the event that a court of competent jurisdiction holds that Parent or Buyer breached the provisions of any of the Agreements, including the Employment Agreement, the restrictions contained in this covenant as described in Section 13 herein shall automatically terminate.

          (c) Notwithstanding anything to the contrary, in the event of any material breach, violation or default by: Buyer or Parent of the provisions of this Asset Purchase Agreement, or by Parent of the provisions of the Employment Letter Agreement between Parent and Shareholder, or by Parent of the provisions of the Lease Agreement between Shareholder and Parent, Seller and Shareholder shall be released and relieved of any and all duties and obligations arising under Section 13 of this Agreement.

      14. Guaranty of Receivables.  On the Closing Date,  Seller and Buyer shall
          -----------------------
jointly send a letter to each of the obligors on the Accounts Receivable purchased hereunder, informing each such obligor of the transfer hereunder and instructing them to remit all payments and other items in respect of such Accounts Receivable and all future Accounts Receivable of the Buyer to the lockbox of the Buyer as specified in such letter. Buyer shall, after the Closing Date, use efforts consistent with the efforts used by Buyer in the collection of its own Accounts Receivable, exclusive, however, of suit or other third-party collection methods, to collect the Accounts Receivable of Seller purchased hereunder. For each such Account Receivable, any amounts received from, the account customer shall be applied first to reduce such Account Receivable and then to other amounts owed by such customer, except for amounts which are the subject of a bona fide dispute and not paid by reason of such disputed amounts which are identifiable to a particular Account Receivable and amounts as to which the account customer has directed that there be- application to a particular Account Receivable. Without regard to any assertion that Seller may make with respect to prior collection efforts, ninety (90) days after the Closing Date, to the extent the aggregate amount of such uncollected Accounts Receivable exceeds the amount contained in the Reserve, Seller shall upon ten
(10) days notice from Buyer, reimburse Buyer an amount equal to the amount then outstanding in respect of each such Account Receivable transferred to Buyer hereunder, and upon such reimbursement, Buyer shall promptly transfer to Seller or its assignee all right, title and interest in and to such Account Receivable. With respect to any Account Receivable for which Seller has reimbursed Buyer, Buyer shall apply any funds collected by it with respect to such Account Receivable in the same manner as they would be applied hereunder had they been collected prior to reimbursement by Seller and shall promptly remit any such collections thereon to Seller. Seller shall be entitled to pursue the collection of any outstanding Account Receivable for which it has reimbursed Buyer or which Buyer has not purchased hereunder, except that Seller shall confer with Buyer prior to taking any such action and Seller agrees to use its reasonable best efforts not to injure any customer relationships of Buyer. Seller hereby agrees to authorize such banks as Buyer shall designate to deposit without Seller's endorsement into Buyer's account payments on Accounts Receivable which are addressed to Seller, and any payments received by Seller on an Account Receivable of Buyer attributable to the Seller will be held in trust for Buyer and promptly delivered to Buyer.

      15. Inventory Amount.  For purposes of determining the Purchase Price, the
          ----------------
Inventory Amount shall be determined in accordance with Exhibit D hereto which shall be finalized and attached to this Agreement at Closing.

      16. Press Releases.  Any public  announcements  regarding the transactions
          --------------
contemplated hereby shall be made only with the mutual consent of Seller and Parent.

      17. Miscellaneous.
          -------------

          (a) Cooperation. Each of the parties hereto shall use its best efforts
              -----------
to take or cause to be taken, and to cooperate with the other party hereto, to the extent necessary with respect to all actions, and to do, or cause to be done, consistent with applicable law, all things' necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. From time to time prior to the Closing Date, Seller will promptly supplement or amend any list previously delivered to Buyer pursuant to Section 4(g) with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such list. No supplement or amendment to any list shall have any effect for the purpose of determining satisfaction of the condition set forth in Section 6(b).

          (b)  Regulatory  Filings;  Access.  Each of the  parties  hereto  will
               -------------------
furnish to the other party hereto such necessary information and reasonable assistance as such other party may reasonably request in connection with its preparation of necessary filings or submissions to any governmental agency; provided, however, that any regulatory filings required of Buyer shall be at Buyer's expense. Seller agrees to give Buyer and advisors, counsel and representatives of Buyer reasonable access to its records and facilities for the purpose of evaluating the basis for the transactions contemplated hereby. Such access shall include, without limitation, the review of the books, records and business affairs of Seller.

          (c) Waiver. Any failure of either of the parties hereto to comply with
              ------
any of its obligations or agreements or to fulfill conditions herein contained may be waived in writing by the other party.

          (d) Notices. All notices and other  communications  hereunder shall be
              -------
in writing and shall be deemed. to have been duly given if delivered or mailed, first class postage prepaid:

          (i) If to Seller or to the Shareholder, to:
                    Mifflin Valley, Inc.
                    Attention:  Michael Gallen
                    833 Wyomissing  Road
                    Mohnton,  PA 19540

                    (with a copy to):
                    Jestyn G. Payne, Esquire
                    Kozloff Stoudt
                    P.O. Box 6286
                    2640 Westview Drive
                    Wyomissing, PA  19610

         (ii) If to Buyer or Parent, to:
                    Lakeland Industries, Inc.,
                    701 Koehler Ave, Suite 7, Ronkonkoma NY 11779
                    Attention: Gary Pokrassa
                    (with a copy to) Christopher J. Ryan

Such names and addresses may be changed by written notice to each person listed above.

          (e) Governing Law. This  Agreement  shall be governed by and construed
              -------------
in accordance with the internal substantive laws and not the choice of laws of the Commonwealth of Pennsylvania. All disputes brought with respect to the Agreement shall be brought before the courts of Pennsylvania or other court of competent jurisdiction.

          (f) Counterparts. This Agreement may be executed simultaneously in two
              ------------
or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          (g) Headings. The section headings contained in this Agreement are for
              --------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (h) Entire  Agreement.  This Agreement,  including the Exhibits hereto
              -----------------
and the documents referred to herein embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          (i) Amendment  and  Modification.   This  Agreement  may be amended or
              ----------------------------
modified only by written agreement of the parties hereto.

          (j) Binding  Effect;  Benefits.   This  Agreement  shall  inure to the
              --------------------------
benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          (k) Assignability. This Agreement shall not be assignable by any party
              -------------
hereto other than, in the case of an assignment by Buyer, to a direct or indirect subsidiary of Parent, without the prior written consent of the other party hereto.

          (1) Transfer  Taxes.    All  transfer  taxes,   stamp  taxes,   realty
              ----------------
documentary stamp taxes and sales and use taxes, if any, imposed by the laws of the Commonwealth of Pennsylvania and payable by reason of this transaction or the sale, transfer or delivery of any of the Purchased Assets shall be paid and borne as follows:

          (i) All such taxes with respect to any realty included in the Purchased Assets shall be paid and borne by Seller.

          (ii) The parties believe that the tangible personal property included in the Purchased Assets (including, without limitation, inventories of raw materials, work in process and finished goods) is exempt from sales and other transfer taxes in the State of Pennsylvania. However, in the event that any such taxes are ultimately determined to be due with respect to any of such Purchased Assets, they shall be paid and borne by Buyer.

          (m) Prorations.   At the  Closing,  ad valorem  property  taxes on the
              ----------
Purchased Assets and utility services with respect thereto shall be prorated as of the Closing Date between Seller and Buyer.

          (n) General  Manager's  Salary.  Following  the  Closing,  the General
              --------------------------
Manager of Seller shall have his annual salary adjusted upward by the amount of the annual withholding for medical and dental health insurance.

          (o) Reimbursement for COBRA Payments.   The parties to this  Agreement
              --------------------------------
acknowledge that as of the Closing Date, Seller shall terminate the health coverage benefits of Shareholder and the General Manager of Shareholder. The parties to this Agreement further acknowledge that although Buyer shall enroll Shareholder and General Manager of Seller in its health care coverage program, that program has a ninety (90) day eligibility waiting period and thus Shareholder and General Manager of Shareholder shall need to obtain COBRA coverage during that ninety (90) day eligibility waiting period. Buyer covenants that upon demand, Buyer shall reimburse Shareholder and the General Manager of Seller in an amount equal to the COBRA payments which they pay during such ninety (90) day eligibility waiting period.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                              LAKELAND INDUSTRIES, INC.

                                        By:   /s/Christopher J. Ryan
                                              ----------------------------------
                                              Name:  Christopher J. Ryan
                                              Title: President & General Counsel

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                              MIFFLIN VALLEY, INC.

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                        By:
                                              ----------------------------------
                                              Name:
                                              Title:

                                              MIFFLIN VALLEY, INC.

                                        By:   /s/Michael Gallen
                                              ----------------------------------
                                              Name: Michael Gallen
                                              Title: President

                                              ----------------------------------
                                              Michael Gallen

                                    EXHIBIT A
                                  BILL OF SALE

Mifflin Valley Inc., a Pennsylvania corporation ("Assignor"), pursuant to the Asset Purchase Agreement, dated as of July 18, 2005, (the "Agreement"), between Assignor and the Principal Shareholder of Assignor and Mifflin Valley, Inc., ("Buyer"), a Delaware corporation, and wholly-owned subsidiary of Lakeland Industries, Inc., and for good and valuable consideration to it in hand paid, receipt of which is hereby acknowledged, does sell, assign, transfer and convey unto Assignee, its successors and assigns, as at the opening of business on the date hereof, all of Assignor's business, properties and assets constituting a going concern, and all of Assignor's rights, whether at common law or otherwise (except rights of Assignor and Excluded Assets under the Agreement), claims, including the proceeds of any claims which may not be assignable, and causes of action arising out of any transaction occurring on or prior to the date hereof, with respect to Assignor's business, properties and assets transferred hereunder, irrespective of the time or date on which any such right, claim or cause of action may arise or accrue.

Without limiting the generality of the foregoing, and subject to the exceptions set forth above, the rights, claims, causes of action and property and assets being sold, assigned, transferred and conveyed hereunder by Assignor include all of its right, title and interest in, to and under the following:

   a) Existing assets, properties and business;
   b) Leases (other than for the existing real estate lease agreement pertaining to the property located at 31 South Sterley Street, Shillington, Pennsylvania), security deposits and options under leases, licenses, franchises, sales and other contracts;
   c) Inventories, merchandise, machinery, equipment, furniture, tools, dies, jigs, vehicles, instruments and fixtures;
   d) Petty cash as of the date hereof;
   e) Patents, copyrights, trademarks, formulae, trade secrets, trade names and other intangibles;
   f) Accounts receivable;
   g) Sundry assets and supplies; and
   h) Designs, drawings; research. engineering; marketing, and other data, and all books and records, including those maintained on tapes, discs or other magnetic or electronic storage media, except for corporate minute books, stock ledgers and stock books, relating to its assets, business, and operations; and

Notwithstanding the foregoing; there shall be excluded from the rights, claims, causes of action and property and assets being sold, assigned, transferred and conveyed hereunder all Excluded Assets (as defined in Exhibit "B").

          Assignor hereby authorizes Assignee to take any appropriate action in connection with any of said rights, claims, causes of action and property and assets being sold, assigned, transferred and conveyed hereunder, in the name of Assignor or in its own or any other name but at its own expense.

          TO HAVE AND TO HOLD said rights, claims, causes of action and property, including without limitation the assets and business of Assignor, as a going concern, unto Assignee and its successors and assigns., to and for its or their use forever.

And Assignor does hereby warrant, covenant and agree that it:

      (a) will warrant and defend the sale of said property, assets and business against each and every person or persons whomsoever claiming: or who may claim against any or all of the same;

and

      (b) will take all steps necessary to put Assignee, its successors or assigns in actual possession and operating control of said property, assets and business.

      Notwithstanding anything to the contrary, except for such representations and warranties as are specifically set forth in the Agreement or in this Bill of Sale, Seller makes no representations or warranties of any kind or nature with respect to the business, properties and assets which are the subject matter of this Bill of Sale.

          IN WITNESS WHEREOF, Assignor has caused the same to be signed by its President as at the opening of business on this first day of August, 2005.

                                              MIFFLIN VALLEY INC.

                                        By:   /s/Michael Gallen
                                              ----------------------------------
                                              Name: Michael Gallen
                                              Title: President

                                    Exhibit B
                                 EXCLUDED ASSETS


Minute Book
Stock Transfer Ledger
Tax Returns
Financial Reports
Property of a Personal Nature of Either Michael Gallen or Donna Gallen
Table and eight (8) chairs
Insurance policies
Antique display cases
Fifth floor stove and refrigerator
Fifth floor banquet chairs and stools (approximately eighty [80])
Front awning and roof
Building fire extinguishers
Basement sump pump
All  property   affixed  to  building   located  at  31  South  Sterley  Street,
Shillington, Pennsylvania including all equipment and mechanical systems
All claims arising out of the Smarty Pants bankruptcy/insolvency account
The cause of action against the Borough of Shillington and Shillington Municipal Authority and all proceeds thereof.

                                    Exhibit C
                        Undertaking as of August 1, 2005.

          Undertaking by Mifflin Valley, Inc. ("Buyer"), a Delaware corporation and wholly-owned subsidiary of Lakeland Industries, Inc. ("Parent"), in favor of Mifflin Valley, Inc, a Pennsylvania corporation ("Seller").

                                   WITNESSETH:
          WHEREAS, pursuant to an Asset Purchase Agreement dated as of July ____, 2005,(the "Agreement") by and among Seller, Michael J. Gallen ("Shareholder"), the shareholder of Seller, Parent and Buyer, Seller has concurrently herewith assigned, transferred, conveyed and delivered to Buyer certain of Seller's existing property, assets and business, as a going concern; and

          WHEREAS, in partial consideration therefor the Agreement requires that Buyer undertake to assume and to agree to perform, pay or discharge certain liabilities and obligations of Seller as specified herein; and

          WHEREAS, all terms used but not otherwise defined herein shall have the meaning set forth in the Agreement;

          NOW, THEREFORE, in consideration of the mutual promises set forth in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, Buyer hereby undertakes. assumes and agrees to timely perform, pay and discharge each and every duty, obligation and liability of Seller set forth below to the extent not performed, paid or discharged by Seller as of the Effective Date as that term is defined in the Agreement:

      1. All bids, orders, commitments, proposals, agreements and contracts made or incurred in the ordinary course of business of the Seller including those set forth on any of the lists attached to the Agreement; and

      2.  All  commissions,   loans,  credit  card  balances  and  other  debts,
obligations and liabilities of Seller shown or set forth on the books and records of Seller as of the Closing Date.

provided, however, that (except as otherwise provided above) Buyer does not undertake, assume, agree to perform, pay or discharge any obligation of Seller for or arising out of any contract or other agreement which requires the consent of a third party, which consent has not been obtained at the date hereof, or within ten (10) days following receipt by Seller of notice from Buyer thereof.

          Upon request from time to time by Seller or Shareholder, Buyer shall provide Seller and Shareholder with reasonable evidence of Buyer's full and timely compliance with the provisions of this Undertaking, such evidence to be in form and substance reasonably satisfactory to Seller and Shareholder.

          Nothing contained herein shall require Buyer to pay or discharge any liability or obligation assumed hereby prior to the entry of a final judgment so long as Buyer in good faith shall contest or cause to be contested the amount or validity thereof by the institution of appropriate proceedings, provided that Buyer shall promptly pay or discharge any such liability or obligation to the extent determined to be due in any such final judgment.

          No title warranty, representation or covenant made to Buyer by Seller pursuant to the Agreement is hereby assumed by Buyer. Other than as specifically stated above, Buyer


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

assumes no liability or obligation of Seller by this Undertaking.

          This Undertaking shall inure to the benefit of Seller and Shareholder and their respective heirs, representatives, successors and assigns and shall be binding upon Buyer and its successors and assigns. Buyer will execute any additional documents reasonably requested by Seller to evidence Buyer's undertaking hereunder.

          Notwithstanding any term or provision of the Agreement or this Undertaking, this document does not create any right of subrogation on the part of and shall not inure to the benefit of any person other than Seller.

                                           MIFFLIN VALLEY, INC.

                                           By: /s/Christopher J. Ryan
                                               ---------------------------------
                                           Name: Christopher J. Ryan
                                           Title: President & Secretary


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

                                    Exhibit D
                                INVENTORY AMOUNT

[TO BE COMPLETED AT CLOSING]


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